UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021

Spectrum Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

980 N. Federal Highway, Suite 304, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 512-9102

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, Spectrum Global Solutions, Inc., a Nevada corporation (the “Company”), announced the appointment of Mark Porter, age 48, to replace Roger Ponder as Chief Executive Officer (“CEO”) of the Company, effective March 1, 2021.

Since January 2001, Mr. Porter has been President and Chief Executive Officer of HWN, Inc. (“High Wire Networks”). With over two decades of technology industry experience, Mr. Porter is a channel veteran with extensive experience in pioneering new and more innovative ways to deliver professional and managed services.

There are no family relationships between Mr. Porter and any director or executive officer of the Company. As reported in the Current Report on Form 8-K filed by the Company on February 2, 2021, on January 27, 2021, the Company, HW Merger Sub, Inc., High Wire Networks and the stockholders of High Wire Networks (the “Stockholders”) entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Stockholders agreed to sell to the Company all of the capital stock of High Wire Networks. Mr. Porter is a stockholder of High Wire Networks. The closing of the transaction contemplated by the Agreement is subject to certain closing conditions, as set forth in the Agreement. Following such closing, High Wire Networks will be a wholly-owned subsidiary of the Company.

A copy of the press release announcing the hiring of Mr. Porter is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item	9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM GLOBAL SOLUTIONS, INC.

March 2, 2021	By:	/s/ Keith Hayter
	Name:	Keith Hayter
	Title:	President